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                                                                   Exhibit 10.14

              COACH, INC. NON-QUALIFIED DEFERRED COMPENSATION PLAN
                              FOR OUTSIDE DIRECTORS
                    (Amended and Restated as of May 2, 2002)

         The Coach, Inc. Non-Qualified Deferred Compensation Plan for Outside Directors was originally approved by the Board of Directors (the "Board") of Coach, Inc., a Maryland corporation (the "Company"), on June 23, 2000, and was originally approved by the stockholders of the Company on June 29, 2000. In furtherance of the purposes of said plan and in order to amend said plan in certain respects, the plan has been amended and restated in its entirety, effective as of May 2, 2002. This amendment and restatement constitutes a complete amendment, restatement and continuation of the Coach, Inc. Non-Qualified Deferred Compensation Plan for Outside Directors (as amended and restated, the "Plan").

         SECTION 1. PARTICIPATION.

         (a) A member of the Board who is not an employee of the Company may elect to defer the compensation that he or she earns for services as a director that he or she has not elected to receive in a form other than cash ("Annual Cash Retainer") which would otherwise be payable for each fiscal year quarter (or other payment period established by the Company) ("Retainer Payment Quarter") but for such director's election to participate in the Plan.

         (b) The deferred Annual Cash Retainer ("Deferred Compensation") shall be paid on such future date (the "Distribution Date") or dates and in such manner as a director who elects to participate in the Plan ("Participating Director") shall elect in a written Deferred Compensation Agreement in such form, consistent with the terms of the Plan, as shall be provided by the Board or its delegate ("Deferred Compensation Agreement"); provided, however, that no Deferred Compensation shall be paid in the same calendar year in which any portion of the Annual Cash Retainer representing the Deferred Compensation is earned. Any election to defer all or any portion of the Annual Cash Retainer shall be applicable to all future Annual Cash Retainer fees earned until the election is revoked by the Participating Director pursuant to Section 4 hereof.

         SECTION 2. ADMINISTRATION. The Plan shall be administered by the Board. The Board may delegate certain administrative authority to a committee or subcommittee of the Board or to one or more employees of the Company, but shall retain the ultimate responsibility for the interpretation of, and amendments to, the Plan. Members of the Board shall not be liable for any of their actions or determinations made in good faith with respect to the administration of the Plan. Except to the extent superseded by the laws of the United States, the laws of the State of Maryland, without regard to its conflict of laws principles, shall govern in all matters relating to the Plan.

         SECTION 3. ESTABLISHMENT AND MAINTENANCE OF DEFERRAL ACCOUNTS.
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         (a) The Company shall establish and maintain a separate Deferred
Compensation account ("Deferral Account") for each Participating Director which, except as otherwise may be provided pursuant to Section 6, shall be a bookkeeping account. Deferred Compensation shall be credited to the Deferral Account as of the business day coinciding with or next following the 15th day of each calendar month or the business day coinciding with or next following the last day of each calendar month, in each case coincident with or next following the date the retainer fees would otherwise have been paid to the Participating Director ("Credit Dates").

         (b) Each Participating Director must make an investment election at the time such Participating Director elects to defer compensation pursuant to
Section 1. The Participating Director shall, pursuant to the applicable Deferred Compensation Agreement, designate the portion of the Deferred Compensation which is to be treated as invested in each investment alternative. The two investment alternatives shall be as follows:

            (i) Stock Equivalent Account. Under the Stock Equivalent Account, the Participating Director's Deferral Account shall be invested in "Deferred Stock Units" under which each Deferred Stock Unit represents the right to receive one share of Coach, Inc. common stock, par value $0.01 per share ("Common Stock"), on the Distribution Date (subject to Section 5(a)). The number of Coach, Inc. Deferred Stock Units to be credited to the Participating Director's Deferral Account and appropriate subaccounts on each Credit Date shall be determined by dividing the Deferred Compensation to be "invested" on that date by the average of the high and low quotes of a share of Common Stock on the applicable day on the New York Stock Exchange Composite Transaction Tape ("Market Value"). Fractional Deferred Stock Units will be computed to two decimal places. On any Common Stock dividend record date, an amount equal to the number of Deferred Stock Units held as of such dividend record date multiplied by the dividend paid on Common Stock on the applicable dividend payment date shall either (A) be credited to the Participating Director's Deferral Account and appropriate subaccount as of the March 31st, June 30th, September 30th or December 31st coincident with or next following the dividend payment date and "invested" in additional Deferred Stock Units as though such dividend credits were Deferred Compensation or (B) at the election of the Participating Director at such time and in accordance with such rules as established by the Board, be paid in cash to the Participating Director as of the March 31st, June 30th, September 30th or December 31st coincident with or next following the dividend payment date. In the event of any stock dividend, stock split, combination or exchange of securities, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of any or all of the assets of the Company to stockholders, or any other similar change or event effected without receipt of consideration, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change or event shall be made with respect to the number of Deferred Stock Units credited to a Participating Director's Deferral Account. Subject to Section 5(a), the number of shares of Common Stock to be paid to a Participating Director on a Distribution Date shall be equal to the number of Deferred Stock Units accumulated in

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the Deferral Account on such date divided by the total of the payments to be made. Deferred Stock Units shall not have voting rights.

            (ii) Interest Account. Under the Interest Account, interest will be credited to the Participating Director's Deferral Account as of the business day coinciding with or next following each June 30 and December 31 (a "Valuation Date") and on the date the final payment of Deferred Compensation is to be made based on the balance in the Participating Director's Deferral Account "invested" in the Interest Account on the Valuation Date or such final payment date. The rate of interest to be credited for a Plan Year (as defined in Section 4) will be set at the beginning of each calendar year based upon the U.S. Prime Rate in effect as of such date as reported in the Wall Street Journal or such other source as may be designated by the Board. If installment payments are elected, the amount to be paid to the Participating Director on a Distribution Date shall be determined as follows: the amount of the principal payment of each installment shall be determined by dividing the current principal balance by the number of remaining installment payments and the amount of the interest payment shall be determined by dividing the current interest balance by the number of remaining installment payments. All payments from the Interest Account shall be made in cash.

         (c) A Participating Director's investment election shall be subject to the following rules:

            (i) If the Participating Director fails to make an investment election with respect to Deferred Compensation, the Deferred Compensation shall be deemed to be invested in the Interest Account.

            (ii) All investments in the Stock Equivalent Account shall be irrevocable.

            (iii) A Participating Director may elect to transfer amounts invested in the Interest Account to the Stock Equivalent Account as of any Valuation Date by filing an investment change election with the Board prior to the Valuation Date the change is to become effective. The amount elect to be transferred to the Stock Equivalent Account shall be treated as invested in Deferred Stock Units as of the Valuation Date and the number of Deferred Stock Units to be credited to the Participating Director's Deferral Account and appropriate subaccounts as of the Valuation Date shall be determined by dividing the amount to be transferred by the Market Value on such Valuation Date.

            (iv) Until invested as of the Credit Date in either the Interest Account or Stock Equivalent Account, a Participating Director's Deferred Compensation shall be credited with interest in such amount as the Board may determine.

         (d) A Participating Director may elect to re-defer balances of existing Deferred Compensation accounts. A re-deferral shall be effected by executing and delivering an election form at least six months prior to the original payment date and

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provided further that such re-deferral is not within the same tax year as the original deferral payment date.

         SECTION 4. REVOCATION OF ELECTION. A Participating Director may elect to revoke the election to defer his or her Annual Cash Retainer by written notice delivered to the Secretary of the Company at least seven (7) business days prior to the date the retainer fees would otherwise have been paid to the Participating Director ("Revocation Notice"). The revocation shall become effective at the beginning of the next immediate Retainer Payment Quarter and shall be applicable only to Annual Cash Retainer fees earned after the effective date of the Revocation Notice, and, thereafter, the Participating Director shall not be entitled to defer any future Annual Cash Retainer fees for the remaining portion of the Plan Year in which the Revocation Notice is delivered. "Plan Year" means the twelve-month period beginning on November 1 and ending on October 31.

         SECTION 5. PAYMENTS OF DEFERRED COMPENSATION.

         (a) As specified in the Deferred Compensation Agreement, a Participating Director may elect to receive payments of Deferred Compensation either (i) in a lump sum payment as of the Distribution Date or (ii) in annual installments over a period not to exceed ten (10) years commencing as of the Distribution Date. If the Participating Director elects an installment method of payment the Distribution Date must be as of January 1.

         (b) The Deferral Account shall continue to be maintained for the benefit of the Participating Director and paid in accordance with the Deferred Compensation Agreement in the event that the Participating Director's service as a director shall terminate prior to all of the outstanding balance in the Deferral Account being paid out.

         (c) If a Participating Director shall die while an active director of the Company prior to all the payments being made from the Deferral Account, the unpaid balance of the Deferral Account shall be paid on the thirtieth (30th) day after the date the Secretary of the Company has been duly notified of his or her death to either of the Participating Director's estate or to his or her designated beneficiary or beneficiaries, as designated in the Deferred Compensation Agreement, or in the absence of such designation, to his or her personal representative. Such death payment shall be made in a single lump sum, irrespective of the time and manner of payment specified in the Deferred Compensation Agreement.

         SECTION 6. UNFUNDED OBLIGATION OF THE COMPANY. Deferral Account balances shall constitute general contractual obligations of the Company to the Participating Directors. The Company shall not segregate assets, create any security interest or encumber its assets in order to provide for or fund the payment of any Deferral Account balances.

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         SECTION 7. NON-ASSIGNABILITY. The rights and benefits of a
Participating Director under the Plan are personal and cannot be pledged, transferred or assigned except by designation of a beneficiary (or beneficiaries), by will or the laws of descent and distribution.

         SECTION 8. CHANGE OF CONTROL.

         (a) Notwithstanding anything contained in the Plan to the contrary, immediately prior to any Change of Control (as defined below):

            (i) Each Participating Director may elect to transfer amounts invested in the Stock Equivalent Account to the Interest Account as of the effective time of the Change of Control by filing an investment change election with the Administrator prior to the date the Change of Control is to become effective. The amount to be credited to the Participating Director's Interest Account as of the effective time of the Change of Control shall be determined by multiplying the number of Deferred Stock Units to be transferred by the Market Value upon the Change of Control. For purposes of the foregoing, Market Value shall be equal to the consideration paid for a share of Common Stock in connection with the Change of Control, as determined by the Administrator.

            (ii) In addition, each Participating Director's Distribution Date shall be accelerated to be the earlier to occur of (A) the Distribution Date specified in the Participating Director's investment election or (B) the first business day of the first calendar year following the occurrence of the Change in Control.

            The phrase "immediately prior to any Change of Control" shall be understood to mean sufficiently in advance of a Change of Control to permit Participating Directors to take all steps reasonably necessary to receive full payment of each Participating Director's Deferral Account and to deal with the shares underlying all Deferred Stock Units so that all Deferred Stock Units and shares issuable with respect thereto may be treated in the same manner as the shares of stock of other shareholders in connection with the Change of Control.

         (b) A "Change of Control" shall occur when:

            (i) A "Person" (which term, when used in this Section 8, shall have the meaning it has when it is used in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), but shall not include the Company, any underwriter temporarily holding securities pursuant to an offering of such securities, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Voting Stock (as defined below) of the Company) is or becomes, without the prior consent of a majority of the Continuing Directors (as defined below), the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of Voting Stock (as defined

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below) representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

            (ii) The stockholders of the Company approve and the Company consummates a reorganization, merger or consolidation of the Company or the Company sells, or otherwise disposes of, all or substantially all of the Company's property and assets, or the Company liquidates or dissolves (other than a reorganization, merger, consolidation or sale which would result in all or substantially all of the beneficial owners of the Voting Stock of the Company outstanding immediately prior thereto continuing to beneficially own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the resulting entity), more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such entity resulting from the transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's property or assets, directly or indirectly) outstanding immediately after such transaction in substantially the same proportions relative to each other as their ownership immediately prior to such transaction); or

            (iii) The individuals who are Continuing Directors of the Company (as defined below) cease for any reason to constitute at least a majority of the Board of the Company.

            (iv) For purposes of this Section 8, (A) the term "Continuing Director" means (I) any member of the Board who is a member of the Board immediately after the issuance of any class of securities of the Company that are required to be registered under Section 12 of the Exchange Act, or (II) any person who subsequently becomes a member of the Board whose nomination for election or election to the Board is recommended by a majority of the Continuing Directors and (B) the term "Voting Stock" means all capital stock of the Company which by its terms may be voted on all matters submitted to stockholders of the Company generally.

          (c) Immediately upon the consummation of a Change in Control, the Company shall, or shall cause any acquirer or successor to, deposit into an irrevocable grantor trust (the "Rabbi Trust") an amount of cash equal to the then aggregate value of the Deferral Accounts. The trustee of the Rabbi Trust and the terms and conditions of the agreement of trust establishing the Rabbi Trust shall be determined by the Company prior to the consummation of the Change in Control; provided, however, that the Rabbi Trust shall provide for the distribution of its assets to Participating Directors in accordance with the terms of this Plan; provided, further, that the Rabbi Trust shall meet the requirements of Revenue Procedure 92-64, 1992-2 C.B. 422, issued by the Internal Revenue Service, such that Participating Directors will not incur tax liability in connection with the establishment of, or deposit of any assets in, the Rabbi Trust. From time to time, the Company shall make such additional contributions to the Rabbi Trust as the Board shall determine are necessary or appropriate in order to continue to fully fund the Deferral Accounts of all Participating Directors.

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         SECTION 9. ASSUMPTION OF PLAN. The Company shall require any successor
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, whether pursuant to a Change in Control or otherwise, to expressly assume and agree to perform the obligations under this Plan in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

         SECTION 10. AMENDMENTS. Any substantive amendment to the Plan shall be approved by the Board. No amendment shall be made which would adversely affect the tax status of the Deferred Compensation accumulated in the Deferral Accounts.

         SECTION 11. EFFECTIVE DATE; TERMINATION. The Plan originally became effective on June 29, 2000. The Board may terminate the Plan at any time; provided that, such termination shall not affect the rights of Participating Directors that have accrued under the Plan prior to such termination. In the event of a termination, the payment schedule specified in the Deferred Compensation Agreement or under the terms of the Plan shall continue to be followed.

                                 * * * * *

         I hereby certify that the Plan was originally approved by the Board of Directors of Coach, Inc. on June 23, 2000 and was originally approved by the stockholders of Coach, Inc. on June 29, 2000.

         I hereby certify that the Plan, as amended and restated in its entirety, was approved by the by the Board of Directors of Coach, Inc., effective as of May 2, 2002.

                    Executed on this second day of May, 2002.


                                                       /s/ Carole P. Sadler
                                                       --------------------
                                                       Carole P. Sadler
                                                       Secretary


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